UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a press release issued on November 17, 2009, InterMune, Inc. announced that the on-going Phase 2b study conducted by Hoffmann-LaRoche Inc. and F.Hoffmann-La Roche Ltd., or Roche, of ITMN-191 (referred to as RG7227 at Roche) combined with standard of care, or SOC, PEGASYS® (peginterferon alfa-2a) and COPEGUS® (ribavirin) in chronic hepatitis C virus (HCV) treatment-naïve patients has been modified.

The Phase 2b study has four dosage cohorts: (1) SOC, (2) 300mg every 8 hours plus SOC, (3) 600mg every 12 hours plus SOC and (4) 900mg every 12 hours plus SOC. To date, approximately 175 patients have been enrolled in the study.

Three patients in the 900 mg every 12 hours dosage cohort experienced a Grade 4 elevation in ALT levels, one of whom experienced an elevation of total bilirubin while also receiving concomitant allopurinol. After their review of the un-blinded data from all cohorts, the study’s independent Data Monitoring Committee (DMC) recommended that the 900mg every 12 hours cohort be discontinued and that all other cohorts of the study continue. The companies accepted the DMC’s recommendations. The on-going Phase 2b study is blinded and, consequently, additional information will not be provided.

The company expects to announce the results of blinded rapid virological response (RVR) data from the 12-week treatment duration cohorts of the Phase2b study in the first quarter of 2010 as previously disclosed. The company also reported that the on-going ritonavir boosting study of low-dose ITMN-191 continues to enroll patients and that guidance provided by the company on November 3, 2009 for INFORM-2 and a longer duration Phase 2 study of the combination of direct acting antivirals to evaluate sustained virologic response (SVR) is not expected to change at this time.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this Form 8-K, including without limitation the statements related to anticipated product development timelines. All forward-looking statements and other information included in this Form 8-K are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 16, 2009, or the Form 10-K, and other periodic reports filed with the SEC, including the following: (i) risks related to the long, expensive and uncertain clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues or delays in anticipated timing of the regulatory approval process; (ii) risks related to failure to achieve the clinical trial results required to commercialize our product candidates; and (iii) risks related to timely patient enrollment and retention in clinical trials. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.
Date: November 17, 2009

	By:	/s/ John C. Hodgman
John C. Hodgman Senior Vice President of Finance Administration and Chief Financial Officer